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                                                                  EXHIBIT (a)(3)

                                  ING GET FUND

                CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST

      The undersigned being all of the Trustees of ING GET Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section 11.2 of the Trust's Amended and Restated Declaration of Trust dated March 1, 2002, as amended (the "Declaration of Trust"), hereby abolish the following series of the Trust and the establishment and designation thereof effective ________________________________: ING GET Fund - Series H.

      IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 15th day of December, 2004.

__________________________________            __________________________________
Dr. Albert E. DePrince, Jr.                   Thomas J. McInerney
as Trustee and not individually               as Trustee and not individually

__________________________________            __________________________________
Maria Teresa Fighetti                         Dr. Corine T. Norgaard
as Trustee and not individually               as Trustee and not individually

__________________________________            __________________________________
J. Scott Fox                                  Joseph E. Obermeyer
as Trustee and not individually               as Trustee and not individually

__________________________________            __________________________________
Sidney Koch                                   Edward T. O'Dell
as Trustee and not individually               as Trustee and not individually